Exhibit 10.36

STAFF/CLIENT LEASING AGREEMENT

     1. The Parties: This Agreement is made between Surgical Safety Products, Inc. ("Client") with its principal office located at 2018 Oak Terrace, Suite 400, Sarasota, FL 3421 and

        [ ] Staff Leasing, L.P., [X] Staff Leasing II., L.P., [ ] Staff Leasing III, L.P., [ ] Staff Leasing IV, L.P., or [ ] Staff Leasing V, L.P.

("Staff"), a Delaware limited partnership, with its principal office located at 600 301 Boulevard West, Bradenton, Florida 34205 or such other location as shall be identified in a written notice addressed to Client. Collectively, Client and Staff are referred to as "the parties".

     2. Proposal means the Proposal for services presented to Client by Staff. That Proposal is attached hereto and made an integral part hereof in accordance with ss.19 of this Agreement.

        1Leasing Relationship:

        A. The parties agree that Staff will lease employees to Client and that this leasing arrangement will apply to all existing employees of Client employed in Florida as well as to any new employees in Florida that are leased to Client by Staff. Client and Staff shall enter into separate Agreements with Staff or an affiliate of Staff with respect to employees of Client that are employed by Client in other states. Pursuant to Florida Statutes Chapter 468, Staff reserves a right of direction and control over the leased employees. While Staff has a statutory right to reserve direction and control over the leased employees, the parties recognize that these employees will work at Client's site under the actual control or direction of Client. Staff has the authority to hire, terminate, discipline and reassign the lease employees. However, Client has the right to accept or cancel the assignment of any leased employee, provided that such rejection or cancellation is not otherwise prohibited by law (including, but not limited to, applicable anti-discrimination laws). Client also has the right to direct and control the leased employees in order to conduct its business, discharge fiduciary responsibilities or comply with any licensure, regulatory, statutory or other legal requirement. Client is solely responsible for the quality, adequacy and safety of all goods produced or services performed by the leased employees.

        B. If an employment decision is to be made regarding any leased employee, Client will provide the information necessary for Staff to make a reasonable and informed decision. If Staff finds it necessary to conduct an investigation before a decision can be made, Client shall cooperate fully in that investigation. If Client does not comply with any of these obligations, or if Client fails to provide adequate or accurate information for Staff to make an informed decision or if Client unilaterally chooses to make a decision regarding a leased employee, Client will be fully responsiblefor the decision in question.


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        C. Staff will only  provide the  services  set forth herein and will not provide any other services, including but not limited to the making of decisions related to strategic, operational or other matters concerning Client's business. Such decisions shall exclusively be the responsibility of Client, and Staff shall bear no responsibility or liability for any actions or inaction by Client. When implementing such decisions as are outside the scope of this Agreement, even if the actions are implemented by leased employees, Client shall be acting solely on its own volition and responsibility. Further, if Staff provides lease or Staff supervisors to Client, such supervisors' scope of employment is strictly limited. Supervisors' actions which are in violation of law will be outside the scope of their responsibility.

        D. Staff will give written notice of the relationship between Staff and Client to each leased employee it assigns to perform services at Clients' work site. If for any reason this Agreement is terminated, Staff will notify all leased employees of the termination of this Agreement and Client also shall notify all employees of the termination of this Agreement and shall inform them that they are no longer covered by Staff's benefits or workers' compensation policy.

        E. Client agrees that, since it controls the work site and the scheduling of employees, it will obtain and accurately report to Staff the total number of hours worked by each employee and their exempt and non-exempt status, and it will verify such hours and report them in accordance with the requirements of the Fair Labor Standards Act and/or any applicable state or local law. Client assumes full responsibility for the accuracy of such reports and shall maintain such records of hours worked for a period of seven (7) years. Client shall not withhold a payment of wages absent express permission from an assigned employee and it will not violate any applicable law pertaining to the payment of wages. Client shall not make any taxable payment of any kind, except profit sharing or pension plan distributions pursuant to the terms of a qualified plan, to any assigned employee. Client agrees to immediately forward to Staff any garnishment orders, involuntary deduction orders, notices of IRS liens and other forms of legal process affecting the payment of wages to assigned employees and to cooperate with Staff in responding thereto.

        F. If pursuant to state, local or federal law, an employee is required to possess or maintain a special license, Client will be responsible for verifying such licensure or providing such required supervision, unless Staff specifically agrees to a different arrangement.

        G. Client shall be responsible for the implementation and enforcement of any and all work site procedures that exist for the purpose of preventing the misappropriation, theft or embezzlement of Client's personal, real or intellectual property.

        (D)    Regulatory Compliance:

        A. Staff: For any employee leased to Client under this Agreement Staff is responsible for and hereby agrees to comply with the following:

             (i)   all rules and regulations governing the reporting, collection


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and  payment  of  federal  and state  payroll  taxes on wages  paid  under  this
Agreement, including, but not limited to a) federal income tax withholding provisions of the Internal Revenue Code; b) state and/or local income tax withholding provisions, if applicable; c) Federal Insurance Contributions Act
(FICA); d) Federal Unemployment Tax Act (FUTA) and e) applicable state unemployment tax provisions;

               (ii) applicable workers' compensation laws including, but not limited to: a) procuring workers' compensation insurance; b) completing and filing all required reports; and c) administering, managing and otherwise processing claims and related procedures;

               (iii)  the Fair Labor Standards Act;

               (iv)   Internal Revenue Code ss.4980B (COBRA);

               (v) Section 1324A(b) of the Immigration Reform and Control Act of 1986, assuming that Client has provided to Staff all necessary and accurate documentation required by law;

               (vi)   the Consumer Credit Protection Act, Title III; and

               (vii) all rules and regulations governing administration, procurement and payment of all other employee benefits specified in the Proposal or covered by this Agreement. Because of requirements imposed by law, Client will be required to furnish Staff with certain information regarding its ownership structure and compensation packages of its principal and key executives. Client warrants that to the best of its knowledge and belief that such information will be correct.

        B. Client:For any employee leased to Client under this Agreement, Client is responsible for and hereby agrees to comply with the following:

             (i) the Occupational Safety and Health Act (OSHA) and related or similar federal, state or local regulations;

             (ii)government contracting requirements as regulated by, including, but not limited to, a) Executive Order 11246, b) Vocational Rehabilitation Act of 1973 c) Vietnam Era Veterans' Readjustment Assistance Act of 1974, d) Walsh-Healy Public Contracts Act, e) Davis- Bacon Act, f) the Service Contract Act of 1965 and g) any and all similar, related or like federal, state, or local laws, regulations, ordinances and statutes;

             (iii)  professional licensing and liability;

             (iv)   fidelity bonding requirements;

             (v) Internal Revenue Code ss.ss.414(m), (n), & (o). Client agrees to integrate and coordinate the terms of any extent Client-sponsored benefit plans so that Staff's plans remain in compliance with all applicable laws;



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               (vi)  Worker Adjustment and Retraining Notification Act ("WARN");

               (vii) laws affecting assignment of and ownership of intellectual property rights including, but not limited to, inventions, whether patentable or not and patens resulting therefrom, copyrights and trade secrets;

               (viii) laws affecting the maintenance, storage and disposal of hazardous materials. Client shall properly maintain all Material Safety Data Sheets on an on-going basis during the term of this Agreement; and

               (ix) the Fair Labor  Standards Act, Title VII of the Civil Rights
Act of 1964, as amended, the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act, the Americans With Disabilities Act (including provisions thereunder relating to Client's premises), the Florida Civil Rights Act, the Florida AIDS Act and any other federal, state, county, or local laws, regulations, ordinances and statutes which govern the employer/employee relationship.

        5. Full Disclosure: Staff's obligations hereunder are expressly conditioned upon Client's full and accurate disclosure of any and all information requested by Staff both before and after the execution of this Agreement. Client's failure to provide full and accurate information shall be a breach of this Agreement.

        6. Term of Agreement: This Agreement shall commence on the date it is executed and shall remain in full force and effect for a term of one (1) year ("Initial Term"). Following the Initial Term, this Agreement shall remain in full force and effect for successive monthly terms (the "Extended Term") until either (i) the Agreement is renewed for an additional term of a fixed duration (the "Fixed Term") or (ii) the Agreement is terminated.

        7. Client Deposit: If Staff has requested a deposit as a condition precedent to entering into this Agreement, then any monies of Client on deposit with Staff shall be applied by Staff to any default in payment by Client under the terms of this Agreement. On termination of this Agreement, any balance remaining in the deposit account of Client shall be remitted to Client on or before sixty (60) days after termination of this Agreement, provided that Client has performed all of its obligations under the terms of this Agreement.

        8. Client Check: Client specifically authorizes Staff to conduct a credit and background reference check on Client and such officers or owners of Client as Staff deems appropriate.

        9.     Payment:

               A. Client will pay Staff the amount(s) specified in the Proposal, which will be invoiced on a periodic basis. Any amounts not paid when due are subject to a late penalty of up to 10% of the amount due per month or fraction thereof that remains outstanding (should the 10% late penalty exceed the maximum allowed by law, the late penalty shall be the maximum amount allowed by law). Under no circumstances shall any amounts advanced by Staff and which are not paid by


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Client on a timely  basis,  be deemed a loan to  Client.  Past due  amounts  are delinquent obligations. Staff assumes responsibility for the payment of wages to the leased employees without regard to payments by Client to Staff, although in doing so Staff does not waive or limit any claim against Client. If Client defaults in paying the amounts due Staff and Staff continues to pay wages to leased employees at a rate not below the statutory minimum wage, Client shall fully indemnify and hold Staff harmless from any and all claims made by employees for wages in excess of the amount paid by Staff and any and all legal fees and expenses incurred in defense of such claims. Unless agreed otherwise in writing, Client agrees to collect, verify and transmit to Staff's administrative office no less than three (3) business days before each Staff payroll date any information required to determine correctly and accurately the amount of the payment due Staff. Additionally, Client must immediately inform Staff of any situation in which payment will not be immediately forthcoming, and Staff has the discretion in such circumstances to require a Client to terminate the employment of persons for whom payment by Client to Staff will not be made.

               B. Client shall pay for services rendered under this Agreement with bank wire transfers, through Automatic Clearing House (ACH) transfer, negotiable bank drafts, cashier's check or other method acceptable to Staff. Payment shall have been made only when Staff has received final, irrevokable credit at its bank.

               C. Staff may adjust the fees set forth in the Proposal to Client as a result of any statutory changes in the minimum wage, employee taxes, sales tax or workers' compensation rates, which adjustment shall be effective on the date of the mandated change.

        10. No Collective Bargaining Agreements: Client warrants that there are no collective bargaining agreements binding upon Client or affecting employees who are or may be leased and that there are no pending or threatened organizing efforts affecting the same or unfair labor practices against Client.

        11. Workers' Compensation:

               A. Insurance Coverage: Employees leased by Staff to Client shall be covered by workers' compensation insurance in compliance with applicable law, and as specified in the Proposal. Client understands and agrees that Staff shall not cover any employee with workers' compensation insurance coverage until that employee has completed and submitted to Staff an employment information report and the report has been reviewed, the employee approved for hire and an employee identification number has been issued by Staff. For employees hired on a day that is not a business day, coverage will be deemed to have been provided as of the date of hire so long as the appropriate information is submitted to Staff before noon of the first business day following the date of hire. Client shall indemnify and hold Staff harmless from the consequences of (i) employing any person who has not been hired in accordance with Staff's employment and hiring procedures and (ii) utilizing any independent contractor on Client's worksite. Further, client agrees to require any independent contractor it utilizes to provide evidence of workers' compensation coverage before the independent contract commences at the worksite. Client acknowledges that Staff's workers' compensation carrier or Staff is entitled to periodically audit the employee classification lists, employee rolls and financial records relating thereto for each client location to


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make sure that  employees  are  classified  properly and all employees are being reported for workers' compensation purposes. In the event that Staff finds that employees have been misclassified or have not been reported, Client will promptly reimburse Staff, upon invoice, for charges which otherwise would have been payable by Client had such employees been properly classified or reported. Staff retains the responsibility for the management of workers' compensation claims, claims filings and related procedures. Client agrees to cooperate with Staff in that regard, including in regard to the notification of injuries required by this Agreement or by law.

               B. Notification of Injury; Reinstatement of Workers:If an employee is injured at an assigned worksite, Client agrees to notify Staff or Staff's workers' compensation carrier within forty-eight (48) hours and to cooperate in conducting any investigation following the accident, to provide transportation to a medical facility and, if required due to medical restrictions, to permit the employee (where reasonably possible and permitted by law) to work in a modified-duty capacity until such time as the employee is no longer medically restricted from resuming duties performed prior to the accident. Further, Client agrees to cooperate with Staff in making reasonable accommodations which may be required by either of them by the Americans With Disabilities Act in providing any leave required of either of them by the Family and Medical Leave Act or any other applicable law and in restoring a leased employee to his or her job at the conclusion of any such leave.

        12.    Employee Benefits:

               A. Staff will provide benefits to those employees covered by this Agreement who are determined by Staff to be in an eligible class pursuant to the provisions of each applicable benefit plan as outlined in the Proposal. In addition to the standard benefit package, Staff may make available additional optional benefits for those employees covered by this Agreement. In order to be eligible for such benefits, the employee must meet the eligibility requirements established by the insurance plan designated in the Proposal. If for any reason the participation requirements are not met, Staff has the right to terminate this Agreement or to modify it by striking this provision.

               B. Client shall retain responsibility for the current COBRA participants on Client's group health plan in effect on the effective date of this Agreement.

        13.    Insurance:

               A. Automobile: Client shall obtain and maintain automobile liability insurance for all owned, non-owned and hired vehicles used in connection with the work performed on its premises or in connection with its business, and will cause its insurance carrier to issue a Certificate of Insurance evidencing same to Staff and allowing not less than thirty (30) days' notice of cancellation or material change. The policy shall insure against liability for bodily injury and property damage, with a minimum combined single limit of Three Hundred Thousand Dollars ($300,000.00) and Uninsured Motorist or PIP equivalent coverage of at least the minimum limits required by the state where a "no fault" law shall apply.

               B.  General Liability:  Client shall obtain  and maintain general


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liability  insurance and cause its insurance  carrier to issue a Certificate  of
Insurance evidencing same to Staff and allowing not less than thirty (30) days' notice of cancellation or material change. The minimum requirement shall be Three Hundred Thousand Dollars ($300,000.00) combined single limit including, but not limited to, where applicable, premises, operations, products, completed operations, contract and broad form property damage, independent contractors, personal injury, host liquor, and fully liquor liability. If Client renders professional services, it shall obtain and maintain its insurance carrier to issue a Certificate of Insurance evidencing same to Staff allowing not less than thirty (30) days' notice of cancellation or material change. Unless otherwise agreed to, such policy shall have a combined single limit of not less than Three Hundred Thousand Dollars ($300,000.00). With regard to insurance referenced in this paragraph, additional coverage may be required at Staff's discretion based on size or nature of Client's business.

        14. Subrogation and Indemnification: Each party hereby waives any claim in its favor against the other party by way of subrogation or indemnification which may arise during the term of this Agreement for any and all loss of or damage to any of its property or for bodily injury, which loss, damage, or bodily injury is covered by insurance to the extent that such loss or damage is recovered under such policies of insurance as required herein. The subrogation and indemnification concept set forth in this provision is intended to apply only to insurance matters, and nothing in this provision is intended to alter the indemnification rights set forth elsewhere in this Agreement.

        15. Employee Safety: Where required by applicable state law, Staff shall retain a right of direction and control over the management of safety, risk and hazard control involving leased employees performing work at client's work sites. Such retained right includes the right to perform safety inspections of Client's equipment and premises and to promulgate and administer employment and safety practices. However, liability for employee safety is a responsibility for Client, who controls the worksite and its business operations. Client acknowledges that it is responsible for maintaining a safe working environment, and shall provide, at its expense, all necessary personal protective equipment and training required under federal or state law or regulation and shall establish and maintain such safety programs, safety policies and safety committees as may be required by law. Staff, Staff's workers' compensation and liability insurance carriers or their assignees have the right to survey the Client's worksite(s) to look for unsafe conditions or unsafe acts which may lead to accidents. However, the retention of such right by Staff does not relieve Client of any obligations that it has pursuant to Federal or Florida's Occupational Safety and Health Act or any other federal, state or local law intended to provide employees at Client's worksite with a safe work environment. Upon notification by Staff to Client of an unsafe working condition, Client shall within a reasonable period of time take the necessary steps to rectify the unsafe condition or correct the violation.

        16. Indemnification: Client agrees to indemnify, hold harmless, protect and defend Staff, all of Staff's subsidiaries, affiliates and parent entities and Staff's partners, agents, attorneys and employees from any and all claims, out of pocket expenses, damages (including compensatory and punitive damages) and liabilities arising from or related to (i) alleged acts, errors or omissions by Client; (ii) alleged violations of any statute, law or regulation by Client;
(iii) breaches of contract attributed to any leased employee or Client; (iv) Client's failure to perform any of its obligations under this Agreement ; or (v) alleged failure to pay severance payments to leased employees. Staff agrees to indemnify, hold harmless, protect and defend Client, all of Client's subsidiaries, affiliates


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and parent entities and Client's shareholders,  agents,  attorneys and employees from any and all claims, out of pocket expenses, damages (including compensatory and punitive damages) and liabilities arising from or related to Staff's failure
to  perform  any  of  its  obligations  under  this  Agreement.   All  indemnity
obligations hereunder are without monetary limit and without regard to the cause thereof, including the negligence of either party, whether the negligence of
either  party,   whether  the   negligence  is  sole,   joint,   comparative  or
contributory.  If  such  indemnification  is for any  reason  not  available  or
insufficient  to  hold  the  indemnitor  harmless,   the  indemnitor  agrees  to
contribute to the lessee involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by each party with respect to the matters contemplated by this Agreement or, if such allocation is judicially determined to be unavailable, in such proportion as is appropriate or reflect not only such relative benefits, but also other equitable considerations such as the relative fault of Client, on the one hand, and of Staff, on the other hand.

        17.    Termination:

               A. This Agreement is terminable by either party with thirty (30) days' written notice. Any breach, violation or default of any term or condition of this Agreement by Client shall give Staff the absolute right to terminate this Agreement by giving written notice of termination to Client. The termination date shall be deemed to be the date on which the breach, violation or default occurred, notwithstanding the fact that Staff delivers notice of termination to Client subsequent to the date of such incident.

               B. In addition to any other breach, violation or default by Client hereunder, the following shall be deemed breaches, violations or defaults under the terms of this Agreement:

               (i) Client's failure to pay any moneys required under the terms and conditions of this Agreement when due;

               (ii) Client's failure to comply with any reasonable directive regarding health and safety from Staff, Staff's Workers' Compensation carrier or any government agencies;

               (iii) Client's failure to provide any insurance required under the terms of this Agreement;

               (iv) Client's    misrepresentation   of   workers'   compensation
classifications or inaccurate reporting of employment rolls, employee payroll hours, pay rate or salary;

               (v) any situation requiring that Client issue a notice under WARN;

               (vi) the  filing  by  or  against   Client  of  a  petition   for
reorganization or bankruptcy, receivership, insolvency or the making by Client of any assignment for the benefit or creditors; and/or

               (vii)at Staff's  discretion,  Client's  failure to report payroll



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for a period in excess of one  payroll  period or the  closing  by Client of any facility or operation.

        C. If this Agreement is terminated, the provision for health care continuation coverage shall be governed by Internal Revenue Code ss.4980B (COBRA). Both parties shall cooperate to avoid the possibility of a loss of employment qualifying event under Internal Revenue Code ss.4980B.

        D. If this Agreement is terminated and if, and only if, the affected employees are entitled to the payment of any accrued vacation, sick or personal leave, Client shall be liable for the payment thereof and will make such payments directly to Staff. However, if Client continues to employ such affected employee(s) after termination of this Agreement, Client shall be liable, if at all, to the employee(s) for same.

        E. The  indemnification  and  contribution  provisions of this Agreement
shall  survive   indefinitely  the  expiration  or  other  termination  of  this
Agreement.

        F. Upon the termination of this Agreement for any reason, the parties shall continue to have the following obligations through and including the termination date:

          (i) Staff shall have the obligation for wages and benefits payable to the employees through and including the termination date. If for any reason (whether or not required by applicable law) Staff makes any payment to any of the employees after this Agreement has been terminated, Staff shall be entitled to full reimbursement for such expenditures:

          (ii) All obligations of Staff under this Agreement to maintain workers' compensation insurance coverage and health care coverage on behalf of the employees shall cease, effective as of the termination date. All such employees shall be immediately informed by Client that they are no longer covered by Staff's workers' compensation policy. Client shall immediately assume all federal, state and local obligations of an employer to the employees which are not in conflict with state or federal law and shall immediately assume full responsibility for providing workers' compensation coverage. Staff shall immediately be released from such obligations as are permitted by law. It is the intent of the parties that, to the extent allowed by law, they be placed in their respective positions immediately before their entry into this Agreement in the event of a termination or Client's failure to pay Staff; and

          (iii) Client shall have the obligation to pay all fees payable in in accordance with the provisions of this Agreement which are attributable to the period ending on the termination date.

        18. Third Party Rights: This Agreement is intended solely for the mutual benefit of the parties hereto and does not create any rights of any kind in a third party. Staff reserves the right to from time to time assign its rights, duties and obligations hereunder to any entity that is under common ownership and control with Staff or its successors.

        19. Integration: This Agreement constitutes the entire agreement between


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the  parties  with  regard to this  subject  matter and  supersedes  any and all agreements, whether oral or written, between the parties with respect to its subject matter. Client acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement, including but not limited to any statement made by any marketing agent of Staff. Client acknowledges that Staff has made no representation that Staff's services will improve the performance of Client's business.

        20. Waiver: Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach nor affect the effectiveness of this Agreement, nor any part thereof, nor prejudice either party as regards to any subsequent action.

        21. Attorney's Fees: In the event that any action is brought by either party hereto as a result of a breach or default in any provision of this Agreement, the prevailing party in such action shall be awarded attorneys' fees and costs incurred by such party in such action in addition to any other relief to which the party may be entitled.

        22. Governing Laws: This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of law. Client hereby irrevocably submits itself to the personal jurisdiction of the courts in and for Manatee County, Florida or in the United States District Court for the Middle District of Florida, unless a party elects to arbitrate a dispute as provided in P. 23, and Client hereby waives, to the extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action in such court and any claim that any such action, suit or proceeding has been brought in an inconvenient forum. The parties hereby (i) agree not to elect a trial by jury of any issue triable of right by a jury, and (ii) waive any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowing and voluntarily, by each of the parties hereto, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. Further, Client hereby certifies that no representative or agent of Staff has represented, expressly or otherwise, that Staff will not seek to enforce this waiver of right to jury trial provision.

        23. Arbitration: If there is a dispute between the parties concerning any aspect of their relationship , either party to such dispute may elect to arbitrate the dispute by serving written notice upon the other. Once arbitration is elected by a party, such election is binding on both parties and the dispute shall be resolved by an arbitrator selected from a panel provided by the American Arbitration Association. The cost of arbitration shall be borne equally by the parties. If both parties agree, the first panel may be rejected in its entirety, and a second panel may be sought. The Commercial Arbitration Rules of the American Arbitration Association and the Federal Arbitration Act shall be applied to and govern the arbitration. The arbitrator's decision shall be final, conclusive and binding, except as permitted by the Federal Arbitration Act.

        24. Intellectual Property Rights:Client shall own any and all intellectual property rights incident to any and all process, products, inventions and so on that are created or invented by an individual leased to Client and who was directed by Client to create or develop such process, product, etc. Client shall bear any and all costs associated with any copyrights or trademarks that Client chooses to obtain to protect Client's intellectual property rights.

        25. Duty to Cooperate: If an employee or a government agency or entity files any type of claim, lawsuit or charge against Staff, Client or both then Client and Staff shall cooperate with each other in the defense of any such claim, lawsuit or charge. Staff and Client will make available to each other upon request any and all documents that either party has in its possession which relate to any such claim, lawsuit or charge. However, neither party shall have the duty to cooperate with the other if the dispute is between the parties and themselves nor shall this provision preclude the raising of cross claims or third party claims between Client and Staff, if the circumstances justify such proceedings. The parties agree that this provision shall survive the termination of this Agreement.

        26. Severability: Should any term, warranty, covenant, condition, or provision of this Agreement be held to be invalid or unenforceable, the balance of this Agreement shall remain in force and shall stand as if the unenforceable part did not exist. The captions in this Agreement are provided for convenience only and are not part of the terms of this Agreement.

        27. Modification and Implementation: Any modifications to this Agreement must be in writing and executed by Staff and Client to be enforceable.

        28. Remedies not Exclusive: The rights and remedies of this Agreement herein provided shall not be exclusive and Staff shall have rights and remedies now or hereafter provided by law in addition to those provided for in this Agreement. Institution of an action to effect collection of payment of an amount in default at law or the obtaining of a judgment in such action shall not be deemed to be an election by Staff nor shall it bar Staff from pursuing other remedies available to it at law or in equity.

        29. No Partnership or Agency: Nothing set forth herein shall be deemed to create a partnership or joint venture between Client and Staff, and no fiduciary duty shall arise from the relationship created herein. In no event may Client act as an agent of Staff unless specifically authorized to do so in writing.

        30.  Counterparts:   This  Agreement  may  be  signed  in  one  or  more
counterparts, each of which when executed shall be deemed an original and together shall constitute one and the same instrument.

CLIENT                                             STAFF

 /s/Jim Stuart                                     _________________________
------------------
Signature                                          Signature

Jim Stuart                                         _________________________
------------------
Typed/Printed Name                                 Typed/Printed Name

Executive VP/COD                               __________________________

Date:10/16/96                                Date: ______________________






     Florida Department of Business and Professional Regulation Employee Leasing Company Group License #GL 22 SL SAL 7 REV 05/96

                      SURGICAL SAFETY PRODUCTS
                      13920
                      MANASOTA                                            STAFF
                                                                        LEASING
September 1999

Dear Valued Client:

Our Client Services Agreement has been regularly revised to reflect the concerns of our clients and to keep pace with changes in the relatively young and rapidly growing PEO industry as it evolves and matures. Please find enclosed an addendum to the service agreement that you previously signed.
The addendum addresses the following:

        o First, this addendum provides what many of you have asked for - a clear statement that you have retained actual control over your work site employees.

        o Second, Staff Leasing clients in certain locations now have the option to use a credit card to pay for our services. This option will be available to you if the disclosure concerning method of payment contained in this addendum is added to your agreement.

        o Third, we are adding a provision that will enable us to update the agreement automatically when necessary. As consideration for these changes, you will have the right to terminate our agreement with a shorter notice period than you currently have.

Please read the attached addendum then sign and return it to your Staff Leasing account representative or return it to our courier when your next payroll is delivered.

Call your account representative at your local Staff Leasing branch office if you have any questions regarding the changes contained in this addendum.

Sincerely,

/s/ Richard A. Goldman
-----------------------
Richard A. Goldman
President

Attachment

Client:           Surgical Safety Products                 SL Branch Location:
                  13920
Client #          Manasota




                         ADDENDUM TO STAFF/CLIENT SERVICES AGREEMENT

This Addendum applies to all Staff/Client leasing and services agreement(s) (including any and all prior written addendum thereto, "Agreement[s]") between Staff Leasing II, L.P. and its affiliated limited partnerships (collectively, "Staff"), as one party and the Client identified above by its name and Staff account number and, if applicable, its affiliated entities under common ownership and control (individually and collectively, "Client") as the other party. The parties agree that the Agreement remains in full force and effect and that this Addendum modifies, amends and supplements the Agreement and is an integral part thereof. If any provision in this Addendum conflicts with a provision in the Agreement, the provision in this Addendum shall prevail. It is the parties' intent that provisions in the Agreement that are inconsistent herewith shall be revoked and superseded. The numbers and captions of the paragraphs below are for convenience only. In consideration of the mutual promises and benefits to be derived, the parties agree to add the following provisions to the Agreement effective as of the effective date of the Agreement.

1.  Control Over Employees.

Notwithstanding Staff's reservation, under F.S. ss.468.525, of a right to direct and control leased employees, in accordance with F.S. ss.768.098 Staff assigns to Client the actual control over (i) the day-to-day job duties of leased employees, and (ii) the portion of all jobs sites at which and from which leased employees work. Client (a) accepts the assignment of actual control as set forth in the foregoing sentence, (b) understands that Client has actual control over leased employees' job duties and job sites at which and from which leased employees work, and (c) agrees that Staff is absolved of actual control over the leased employees' job duties and job sites at which and from which leased employees work. Client is required to report to Staff all complaints, allegations or incidents of any tortious misconduct or workplace safety violations, regardless of the source, and Client agrees to timely report all such complaints, allegations and incidents to Staff.

2.  Methods of Payment.

The leasing fees agreed to in the Agreement and its Proposal, if any, reflect a discount for payments made with a bank draft, ACH transfer, wire transfer and similar commercial banking methods of payments acceptable to Staff. The discount is not available if Client pays for Services with a credit card.

3.  Written Notice of Modification.

In addition to other means of modification provided for in the Agreement, Staff may amend the terms and conditions of the Agreement by giving Client written notice at least 30 days prior to the effective date of the amendment.

4.  Notice Period.

In exchange for and in consideration of the aforementioned matters, Client may terminate the Agreement without cause by giving Staff five (5) days written notice notwithstanding any provision in the Agreement requiring a longer period of notice.

STAFF             CLIENT

                  /s/ Dawn M. Cockrell
Signature         Signature
                  /s/ Dawn M. Cockrell
Printed Name      Printed Name
                  Office Administrator
Title             Title
                  9-15-99
Date              Date